UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 7, 2025
Date of Report (Date of earliest event reported)

 FUNKO, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue
Everett, Washington 98201
(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.
On August 7, 2025, Funko, Inc. (the “Company”) expects to file a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register up to $100,000,000 of the Company’s Class A common stock, preferred stock, debt securities, warrants, purchase contracts and/or units as well as the resale of up to 12,626,024 shares of the Company’s Class A common stock by a selling stockholder (the “Registration Statement”).
In connection with the expected filing of the Registration Statement and the expected incorporation by reference of the report of the Company’s independent registered public accounting firm as part of the Registration Statement, the Company is refiling as Exhibit 99.1 hereto its consolidated financial statements that were previously included in its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), inclusive of Schedule I thereto, and the related report of the Company’s independent registered public accounting firm, which Exhibit 99.1 is incorporated by reference herein. The financial statements filed as Exhibit 99.1 hereto are identical to those included in the Form 10-K other than an update to Note 2 to the consolidated financial statements to disclose, consistent with the disclosures appearing in the Company’s previously filed Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and due to circumstances arising after the filing of the Form 10-K on March 13, 2025, that (i) the Company entered into an Amendment No. 4, dated July 16, 2025 to its Credit Agreement, dated September 17, 2021 with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (as amended, the “Credit Agreement”) and (ii) there is substantial doubt about the Company's ability to continue as a going concern because the Company is not forecasted to have sufficient cash reserves to fully repay the loans outstanding under the Credit Agreement upon maturity in September 2026, the Company has forecasted non-compliance with the maximum Net Leverage Ratio and the minimum Fixed Charge Coverage Ratio financial covenants (each as defined in the Credit Agreement) beginning with the end of the quarter ending December 31, 2025 and future quarters, and the Company anticipates insufficient cash flows to support working capital needs within the next twelve months. The report of the Company’s current independent registered public accounting firm, PricewaterhouseCoopers LLP, included in Exhibit 99.1 hereto likewise includes an explanatory paragraph relating to the Company’s ability to continue as a going concern. Other than as described in the preceding sentences, Exhibit 99.1 does not revise, modify, update or otherwise affect the Form 10-K.
This Form 8-K is being filed only for the purposes described above, and all other information in the Form 10-K remains unchanged. In order to preserve the nature and character of the disclosures set forth in the Form 10-K, the items included in Exhibit 99.1 of this Form 8-K have been updated solely for the matters described above. No attempt has been made in this Form 8-K to reflect other events or occurrences after the date of the filing of the Form 10-K on March 13, 2025, and it should not be read to modify or update other disclosures as presented in the Form 10-K. As a result, this Form 8-K should be read in conjunction with the Form 10-K and the Company’s filings made with the SEC subsequent to the filing of the Form 10-K. References in the attached exhibits to the Form 10-K or parts thereof refer to the Form 10-K, filed with the Securities and Exchange Commission on March 13, 2025.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
99.1	Financial Statements and Supplementary Data
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2025	FUNKO, INC.

By:	/s/ Yves Le Pendeven
Yves Le Pendeven
Chief Financial Officer